Exhibit 99.1

DeVry Inc. Announces Fourth-Quarter and Full-Year 2011 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--August 11, 2011--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported financial results for its fiscal 2011 fourth quarter and full year ended June 30, 2011. DeVry also reported enrollment results at DeVry University, including its Keller Graduate School of Management (KGSM), Chamberlain College of Nursing, Ross University, and Carrington Colleges Group. DeVry continues to execute on its growth and diversification strategy and its unwavering focus on academic quality and successful student outcomes.

Significant recent accomplishments included:

  The acquisition of the American University of the Caribbean (AUC), a leading provider of medical education based in St. Maarten
  The acquisition of ATC International, a leading provider of preparation materials for international accreditation exams in the accounting field
  Rob Paul’s succession of George Montgomery as president of Carrington Colleges Group
  2011 marked DeVry University’s 80th anniversary

Three Months Ended June 30, 2011

  Revenues increased 8 percent to $546.7 million
  Net income increased 5 percent to $75.2 million
  Fully diluted earnings per share increased about 9 percent to $1.08

Twelve Months Ended June 30, 2011

  Fiscal 2011 revenues increased 14 percent to $2,182 million
  Net income increased 18 percent to $330.4 million
  Fully diluted earnings per share increased about 21 percent to $4.68

“We were not satisfied with our short-term enrollment performance this quarter as total students declined to around 119,000, but we believe in our long-term opportunities for growth,” said Daniel Hamburger, DeVry’s president and chief executive officer. “Recently we have been experiencing a challenging external environment characterized by a prolonged tough economy and new regulatory changes. We believe that by remaining focused on our strategy of quality and diversification, we will return to a long-term growth trend.”

Segment Highlights

Business, Technology and Management Segment

DeVry University

New undergraduate enrollments for the summer period at DeVry University decreased 25.6 percent to 15,566 compared to 20,935 last year. Total undergraduate student enrollments were down 5.8 percent to 64,317 students versus 68,290 in the prior year. Following an extended period of double digit new undergraduate student enrollment growth, some reversion to more historical levels of growth was expected. Also, employee distractions caused by the roll out of new processes related to the implementation of new regulations governing the education sector likely had a near-term negative impact on performance. Enrollment has been most impacted by the prolonged economic downturn and continued high unemployment, which has led some potential students to defer or refrain from making the commitment to enroll in college.

DeVry University’s growth plan includes investing in its strong brand, and in new programs, new locations, and student services. It anticipates offering a new bachelor’s degree in healthcare administration in the fall, as well as opening three to five locations in fiscal 2012.

Total graduate coursetakers including Keller Graduate School of Management totaled 23,802 in May 2011, up 7.7 percent compared to the same period in 2010. In July 2011 total coursetakers increased 1.9 percent to 21,576 from the prior year. Throughout fiscal 2011, Keller has been investing in brand awareness, and earlier in the year launched its first ever combined DeVry University/Keller branding campaign, as part of its celebration of DeVry University’s 80th anniversary.

The total number of online undergraduate and graduate coursetakers was 69,617 in July 2011, a decrease of 0.7 percent compared to July 2010.

Medical and Healthcare Segment

On August 4, 2011, DeVry announced the acquisition of the American University of the Caribbean (AUC). AUC is a leading international provider of medical degrees with a campus based in St. Maarten. The acquisition further positions DeVry as the leader in international medical education. AUC is one of only three Caribbean-based medical schools whose students are eligible for Title IV financial aid (Ross University School of Medicine is also one of the three).

Ross University

In the May 2011 term, new students increased 37.9 percent to 469, compared to 340 students last year. Total students rose 6.2 percent to 4,825 compared to 4,542 students in the same term last year.

Ross University School of Medicine continues to make investments to enhance academic quality and to add capacity. It is in the process of completing campus master plans to build out capacity to support anticipated enrollment increases. In May 2011, Ross University School of Veterinary Medicine recorded the highest enrollment in its history.

Chamberlain College of Nursing

Chamberlain's new student enrollment in summer 2011 increased 16.1 percent to 2,805 students, compared to 2,416 students in summer 2010. Total student enrollment rose 40 percent to 9,954 students compared with 7,108 during the same period last year.

Chamberlain continues to make investments in new locations, programs and services. It has submitted applications for new locations in Indianapolis and Atlanta to be opened in spring 2012, pending approvals. To enhance student services, during the quarter Chamberlain hired Dr. William Cowling as vice president of academic affairs and Karilyn Van Oosten as director of strategic alliances.

Carrington Colleges Group

New student enrollment at Carrington declined 33.6 percent to 2,850 compared with 4,291 last year. Total student enrollment decreased 25.6 percent to 8,363 from 11,234 students in the prior year. In addition to the regulatory changes and economic factors noted above, new student enrollments during the period were negatively impacted by transition issues from the Carrington name change. Carrington is executing a performance improvement plan that centers on enhancing students’ academic experience, optimizing its marketing process, new programs and new locations.

An example of enhancing students’ academic experience in the quarter at Carrington was its SimLink ExperienceTM now operational in its Pomona, Calif.; Mesa, Ariz.; and Albuquerque, N.M. locations. Carrington anticipates opening its new Dallas location in the second half of fiscal 2012.

On July 1, 2011, Rob Paul succeeded George Montgomery as president of Carrington Colleges Group.

International, K-12 and Professional Education Segment

DeVry has realigned its financial reporting segments to better conform to its organizational structure and strategic focus. The two largest segments, Business, Technology & Management and Medical & Healthcare, remained unchanged and represent the two U.S. postsecondary educational segments. Professional Education and Other Educational Services segments have been combined into the new International, K-12 and Professional Education segment. This segment is led by Steve Riehs and represents the educational institutions outside of U.S. postsecondary education.

DeVry Brasil

During the quarter, DeVry Brasil continued to focus on enhancing the quality of its student programs and services. DeVry Brasil made significant investments in a new building at the Ruy Barbosa location in Salvador and broke ground on a new campus in Sao Luis. Its performance benefitted from the 16 percent increase in total enrollment reported last quarter.

Advanced Academics

Advanced Academics (AAI) continued to expand its geographical footprint during the quarter, adding school districts in Texas and New York. AAI also recently received authorization from Arizona to become a state-wide program.

Becker Professional Education

Becker’s revenues grew 9 percent during the quarter, benefitting from the recent acquisition of ATC International (ATC). Revenue for the full year increased 11 percent. In addition, performance at Becker in the quarter was driven by preparation for the CPA Exam to be offered in five new international locations beginning in August. Becker is well-positioned to support candidates preparing for the exam in these new locations through long-term, local partnerships. Integration of ATC is proceeding smoothly and will enhance Becker’s position in preparing students for international accreditation exams in the accounting field.

Balance Sheet/Cash Flow

For fiscal 2011, DeVry generated $ 407.9 million of operating cash flow, primarily driven by the continuation of strong operating results. As of June 30, 2011, cash, marketable securities and investment balances totaled $449.7 million with no outstanding debt.

Share Repurchase Plan

During the fourth quarter of fiscal 2011, DeVry repurchased 518,317 shares of its common stock at a cost of approximately $28.2 million, or $54.39 per share. DeVry also completed its fifth stock repurchase program of $50 million and began executing its sixth program, authorized for $100 million.

Conference Call and Webcast Information

DeVry will host a conference call on August 11, 2011, at 3:30 p.m. Central Daylight Time (4:30 p.m. Eastern Daylight Time) to discuss its fiscal 2011 fourth-quarter and year-end results. The conference call will be led by Daniel Hamburger, president and chief executive officer, Rick Gunst, chief financial officer, and Pat Unzicker, controller.

For those wishing to participate by telephone, dial 866.825.3209 (domestic) or 617.213.8061 (international). Use passcode 81372021 or say "DeVry Call". DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast or its replay through the Investor Relations section of the company's website, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=3270252.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until August 25, 2011. To access the replay, dial 888.286.8010 (domestic) or 617.801.6888 (international), passcode: 24745028. http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=3270252.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2010 and filed with the Securities and Exchange Commission on August 25, 2010.

Selected Operating Data (in thousands, except per share data)

	Fourth Quarter
	FY 2011	FY 2010	Change
Revenues	$546,750	$506,674	+7.9%
Net Income	$75,196	$71,576	+5.1%
Earnings per Share (diluted)	$1.08	$0.99	+9.1%
Number of common shares (diluted)	69,894	72,289	(3.3)%
	Fiscal Year
	FY 2011	FY 2010	Change
Revenues	$2,182,371	$1,915,181	+14.0%
Net Income	$330,403	$279,909	+18.0%
Earnings per Share (diluted)	$4.68	$3.87	+20.9%
Number of common shares (diluted)	70,620	72,267	(2.3)%

Summer 2011 Enrollment Results
	2011	2010	% Change

Total DeVry Inc. Student Enrollments[1]	119,127	120,601	(1.2)%

DeVry University
Undergraduate[2]
New students	15,566	20,935	(25.6)%
Total students	64,317	68,290	(5.8)%

Graduate coursetakers2 3
May	23,802	22,103	+7.7%
July	21,576	21,165	+1.9%

Online coursetakers3 4 – July	69,617	70,088	(0.7)%

Chamberlain College of Nursing[2]
New students	2,805	2,416	+16.1%
Total students	9,954	7,108	+40.0%

Ross University – May
New students	469	340	+37.9%
Total students	4,825	4,542	+6.2%

The Carrington Colleges – July
New students	2,850	4,291	(33.6)%
Total students	8,363	11,234	(25.6)%

DeVry Brasil – March[5]
New students	3,833	2,718	+41.0%
Total students	13,688	11,789	+16.1%

[1] Total enrollment at DeVry’s degree-granting institutions (excludes Advanced Academics and Becker Professional Education).
[2] Includes both onsite and online students.
[3] The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.
[4] Includes all degree levels at DeVry University.
[5] Previously reported on April 26, 2011.

Chart 1: DeVry Inc. Remaining Calendar 2011 Announcements & Events

Oct. 25, 2011	Fiscal 2012 First Quarter Results and Enrollment

DeVry University (graduate only)
Ross University
DeVry Brasil

Dec. 12, 2011	Most recent enrollment results; press release, no conference call

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	June 30,	June 30,
	2011	2010

ASSETS

Current Assets

Cash and Cash Equivalents	$447,145	$307,702
Marketable Securities and Investments	2,575	15,666
Restricted Cash	2,308	2,102
Accounts Receivable, Net	114,689	119,210
Deferred Income Taxes, Net	24,457	22,340
Prepaid Expenses and Other	33,476	32,627

Total Current Assets	624,650	499,647

Land, Buildings and Equipment

Land	54,404	53,914
Buildings	314,274	283,044
Equipment	402,179	346,979
Construction In Progress	63,310	38,188

	834,167	722,125

Accumulated Depreciation and Amortization	(365,923)	(333,988)

Land, Buildings and Equipment, Net	468,244	388,137

Other Assets

Intangible Assets, Net	195,462	194,195
Goodwill	523,620	514,864
Perkins Program Fund, Net	13,450	13,450
Other Assets	25,077	17,533

Total Other Assets	757,609	740,042

TOTAL ASSETS	$1,850,503	$1,627,826

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	June 30,	June 30,
	2011	2010

LIABILITIES

Current Liabilities

Accounts Payable	$63,611	$90,364
Accrued Salaries, Wages and Benefits	107,829	92,368
Accrued Expenses	47,097	53,565
Advance Tuition Payments	22,362	20,930
Deferred Tuition Revenue	75,532	86,627

Total Current Liabilities	316,431	343,854

Non-Current Liabilities

Deferred Income Taxes, Net	69,029	41,486
Deferred Rent and Other	68,772	58,098

Total Non-current Liabilities	137,801	99,584

TOTAL LIABILITIES	454,232	443,438

NON-CONTROLLING INTEREST	6,755	5,007

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
68,635,000 and 71,030,000 Shares issued
and outstanding at June 30, 2011
and 2010, respectively.	738	734
Additional Paid-in Capital	248,418	224,209
Retained Earnings	1,367,972	1,055,591
Accumulated Other Comprehensive Income	15,729	9,896
Treasury Stock, at Cost (5,148,000 and 2,394,000
Shares, Respectively)	(243,341)	(111,049)

TOTAL SHAREHOLDERS' EQUITY	1,389,516	1,179,381

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,850,503	$1,627,826

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Year
	Ended June 30,		Ended June 30,

	2011	2010	2011	2010	2009

REVENUES:
Tuition	$517,587	$477,323	$2,045,590	$1,795,814	$1,354,925
Other Educational	29,163	29,351	136,781	119,367	106,528

Total Revenues	546,750	506,674	2,182,371	1,915,181	1,461,453

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	234,592	215,341	925,504	826,089	669,673
Loss on Real Estate Transactions			-	-	3,977
Litigation Settlement Reserve			-	-	4,900
Student Services and Administrative Expense	202,578	190,765	762,692	678,190	548,070

Total Operating Costs and Expenses	437,170	406,106	1,688,196	1,504,279	1,226,620

Operating Income	109,580	100,568	494,175	410,902	234,833

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	300	530	1,539	2,080	5,251
Interest Expense	(441)	(332)	(1,282)	(1,585)	(2,775)
Net Investment Gain	-	-	-	1,225	43

Net Interest and Other Income (Expense)	(141)	198	257	1,720	2,519

Income Before Income Taxes	109,439	100,766	494,432	412,622	237,352

Income Tax Provision	33,751	28,864	163,602	132,639	71,700

NET INCOME	75,688	71,902	330,830	279,983	165,652

Net Income Attributable to Noncontrolling Interest	(492)	(326)	(427)	(74)	(39)

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$75,196	$71,576	$330,403	$279,909	$165,613

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$1.09	$1.00	$4.73	$3.92	$2.32
Diluted	$1.08	$0.99	$4.68	$3.87	$2.28

Cash Dividend Declared per Common Share	$0.12	$0.10	$0.24	$0.20	$0.16

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Year
	Ended June 30,
	2011	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$330,830	$279,983	$165,613
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	14,251	10,148	7,550
Depreciation	58,033	51,225	39,825
Amortization	6,538	10,997	10,625
Provision for Refunds and Uncollectible Accounts	90,742	88,202	72,395
Deferred Income Taxes	23,966	(11,431)	344
Loss on Disposals of Land, Buildings and Equipment	469	666	2,394
Unrealized Net Gain on Investments	-	(1,225)	1,224
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	(206)	3,247	(1,097)
Accounts Receivable	(84,940)	(102,588)	(89,249)
Prepaid Expenses And Other	375	7,536	7,292
Accounts Payable	(26,808)	18,776	(3,084)
Accrued Salaries, Wages, Expenses and Benefits	5,737	30,854	20,130
Advance Tuition Payments	1,291	(6,805)	5,889
Deferred Tuition Revenue	(12,288)	11,963	9,675

NET CASH PROVIDED BY OPERATING ACTIVITIES	407,990	391,548	249,526

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(135,726)	(131,009)	(74,044)
Payment for Purchase of Business, Net of Cash Acquired	(3,027)	-	(315,318)
Marketable Securities Purchased	(101)	(79)	(63)
Marketable Securities Sales	13,495	46,000	-
Other	(627)	(700)	39

NET CASH USED IN INVESTING ACTIVITIES	(125,986)	(85,788)	(389,386)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	9,098	13,041	12,157
Proceeds from Stock issued Under Employee Stock Purchase Plan	1,460	997	2,066
Repurchase of Common Stock for Treasury	(132,940)	(41,683)	(33,684)
Cash Dividends Paid	(15,529)	(12,839)	(10,015)
Excess Tax Benefit from Stock-Based Payments	1,012	3,455	3,571
Payment of Debt Financing Fees	(3,290)	-	-
Borrowings Under Revolving Credit Facility	-	70,000	290,000
Repayments Under Revolving Credit Facility	-	(150,000)	(210,000)
Repayments of Fanor Debt	-	-	(12,740)
Borrowings Under Collateralized Line of Credit	-	300	46,419
Repayments Under Collateralized Line of Credit	-	(45,111)	(1,608)

NET CASH USED IN FINANCING ACTIVITIES	(140,189)	(161,840)	86,166

Effects of Exchange Rate Differences	(2,372)	(1,420)	1,697

NET INCREASE IN CASH AND CASH EQUIVALENTS	139,443	142,500	(51,997)

Cash and Cash Equivalents at Beginning of Year	307,702	165,202	217,199

Cash and Cash Equivalents at End of Year	$447,145	$307,702	$165,202

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)
REVENUES:
Business, Technology and Management	$357,787	$332,188	7.7%	$1,460,146	$1,263,553	15.6%
Medical and Healthcare	136,988	131,465	4.2%	558,335	507,037	10.1%
International, K-12 and Professional Education	51,975	43,021	20.8%	163,890	144,591	13.3%
Total Consolidated Revenues	546,750	506,674	7.9%	2,182,371	1,915,181	14.0%

OPERATING INCOME (LOSS):
Business, Technology and Management	76,061	71,096	7.0%	359,403	291,060	23.5%
Medical and Healthcare	18,550	21,832	(15.0%)	106,965	111,081	(3.7%)
International, K-12 and Professional Education	16,826	9,273	81.5%	32,684	19,882	64.4%
Reconciling Items:
Amortization Expense	(1,654)	(1,623)	1.9%	(6,103)	(10,812)	(43.6%)
Depreciation and Other	(203)	(10)	NM	1,226	(309)	NM

Total Consolidated Operating Income	109,580	100,568	9.0%	494,175	410,902	20.3%

INTEREST AND OTHER (EXPENSE) INCOME:
Interest Income	300	530	(43.4%)	1,539	2,080	(26.0%)
Interest Expense	(441)	(332)	32.8%	(1,282)	(1,585)	(19.1%)
Net Investment Gain	-	-	NA	-	1,225	(100.0%)

Net Interest and Other (Expense) Income	(141)	198	(171.2%)	257	1,720	(85.1%)

Total Consolidated Income before Minority Interest
and Income Taxes	$109,439	$100,766	8.6%	$494,432	$412,622	19.8%

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 895-4717
llarsen@sardverb.com